                                                                   EXHIBIT 10.66

                         HORIZON MEDICAL PRODUCTS, INC.

                                MARSHALL B. HUNT
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                 MARCH 15, 2002

THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") evidences that, subject to the following terms and conditions, on March 15, 2002 (the "Grant Date"), Horizon Medical Products, Inc., a Georgia corporation, (the "Company") granted to Marshall B. Hunt (the "Optionee") a non-qualified stock option (the "Option") for the purchase of one million (1,000,000) shares of the Company's common stock (the "Stock"), at an option price of forty-five cents ($.45) per share (the "Option Price").

SECTION 1. Definitions. For purposes of this Agreement, the following terms are defined as set forth below:

         (a) "Board" means the Board of Directors of the Company. -----

         (b) "Employment Agreement" means that certain employment agreement entered into between the Company and Optionee effective as of March 15, 2002.

         (c) "1933 Act" means the Securities Act of 1933, as amended from time to time, and any successor to such act.

SECTION 2. Stock Option. The Option shall be subject to the following terms and conditions:

         (a) Term. The Option shall (subject to Section 2(b)) be exercisable for a period of ten (10) years following Grant Date.

         (b) Vesting. Optionee's right to exercise this Option shall vest, if at all, and this Option shall be exercisable in full at any time during the term described in Section 2(a) after the earliest to occur of the following: (1) January 1, 2004, provided the Company's net income before any provision for income taxes is at least $8,000,000 for the fiscal year ending December 31, 2003, which amount shall be adjusted appropriately in the event that the Company sells any of its operating assets or divisions and reduces its debt;(2) the date the Company consummates a merger, consolidation, sale or other disposition of all or substantially all of the Stock or the assets of the Company (whether or not Optionee is employee of the Company on such date); or (3) the date the Company terminates the employment of Optionee other than for "good cause" as that term is defined under his Employment Agreement (even if such Employment Agreement is no longer in force) if such termination date comes on or before December 31, 2003.

         (c) Method of Exercise. Subject to the provisions of this Section 2, the Option may be exercised, to the extent exercisable, in whole or in part, at any time during the Option term by giving written notice of exercise to the Company at its home office in Manchester, Georgia specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified or bank check or such other instrument as the Company may accept, plus such sum, if any, as the Company deems necessary to satisfy Optionee's withholding and other tax obligations resulting from any compensation attributable to such exercise of the Option.

         (c) Non-transferability of Option. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the term "Optionee" include the guardian and legal representative of the Optionee and any person to whom the Option is transferred by will or the laws of descent and distribution.

SECTION 3. Administration.

         This Agreement shall be administered by the Board. The Board shall have the authority to interpret the terms and provisions of this Agreement.

         The Board may act only by an affirmative vote of at least two-thirds (2/3) of the members of the Board then in office, except that the Board through any such action may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. All decisions made by the Board pursuant to the provisions of this Agreement shall be final and binding on all persons, including the Company and the Optionee.

SECTION 4. Adjustments.

         In the event of any merger, reorganization, consolidation, recapitalization (including, but not limited to, the issuance of common stock or any securities convertible into common stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, the Board shall make a corresponding substitution or adjustment in the number of shares or other property subject to this Option and Option Price of the shares and other property subject to this Option as may be determined to be reasonable, fair and equitable under the circumstances; provided, however, that the number of shares subject to the Option always shall be rounded to the next whole number.

SECTION 5. General Provisions.

         (a) Compliance with Laws.

         (1) The Option shall not be exercised and no related share certificates shall be issued if the Board reasonably determines that such exercise or such issuance would violate any approval, consent, registration or other bona fide requirement of any stock exchange upon which the securities of the Company may then be listed, the Securities and Exchange Commission or other governmental authority having jurisdiction over the exercise of the Option or the issuance of shares.

         (2) Certificates representing the Stock transferred upon the exercise of the Option may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

         (b) Beneficiary. Optionee shall have the right to designate a beneficiary to whom Optionee's rights under this Agreement shall pass at Optionee's death and to change such designation from time to time in a letter, or letters, delivered to the Board at any time before his death.

         (c) Severability. If any provisions of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the subject agreement.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (e) Merger Clause. This Agreement supersedes any and all understandings between the Company and the Optionee with respect to the Option, and, except as otherwise provided herein, this Agreement may be amended only in writing signed by the Company and the Optionee.

         (f) Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of thereof.

                                       HORIZON MEDICAL PRODUCTS, INC.



                                       By: /s/ William E. Peterson, Jr.
                                          -------------------------------------
                                       Name: William E. Peterson, Jr.
                                            -----------------------------------
                                       Title: President
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PLEASE INDICATE YOUR UNDERSTANDING AND ACCEPTANCE OF THE FOREGOING BY SIGNING AND RETURNING A COPY OF THIS AGREEMENT.

I hereby acknowledge receipt of the Option granted on the Option Date, which has been granted to me under this Agreement. I further agree to conform to all of the terms and conditions of the Option as set forth in this Agreement.

                                       OPTIONEE


                                       /s/ Marshall B. Hunt
                                       ----------------------------------------
                                       Marshall B. Hunt

                                       Date: 3/15/02
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